UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

Vaxcyte, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road Suite 300
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2023, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Vaxcyte, Inc. (the “Company”) appointed Jacks Lee to the Board as a Class II director, which appointment became effective immediately. Mr. Lee’s term will expire at the Company’s annual meetings of stockholders in 2025. The Board also appointed Mr. Lee to serve as a member of the Audit Committee of the Board (the “Audit Committee”).

There are no arrangements or understandings between Mr. Lee and any other persons pursuant to which he was selected as a director. The Board has determined that Mr. Lee qualifies as an independent director under the independence requirements set forth under Rule 5605(a)(2) of the Nasdaq Rules and listing standards. Additionally, there are no transactions involving the Company and Mr. Lee that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment to the Board and pursuant to the Company’s non-employee director compensation program as currently in effect (the “Director Compensation Program”), Mr. Lee received an initial equity award of a nonstatutory stock option to purchase 30,000 shares of the Company’s common stock (the “Initial Grant”). The Initial Grant will vest over 36 months, 1/3 of which will vest on the anniversary date on which Mr. Lee was appointed to the Board and 1/36 of which will vest monthly thereafter, subject to Mr. Lee’s continuous service to the Company through each such date. The Initial Grant is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and its related agreements.

On the date of each annual meeting of stockholders, Mr. Lee will also receive a nonstatutory stock option to purchase 15,000 shares of the Company’s common stock (the “Annual Option Grant”) and 2,500 restricted stock units (the “Annual RSU Grant” and together with the Annual Option Grant, the “Annual Grant”). The Annual Option Grant will vest monthly and fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, and the Annual RSU Grant will fully vest on the earlier of the first anniversary of the grant date or the day prior to the next annual meeting of stockholders, subject to Mr. Lee’s continuous service to the Company through each such date. The Annual Grant would become fully vested upon a change in control, subject to Mr. Lee’s continuous service to the Company through such date.

Pursuant to the Director Compensation Program, Mr. Lee will also receive annual cash retainers of $40,000 for service as a Board member and $10,000 for service as a member of the Audit Committee.

The Company has entered into its standard form of indemnification agreement with Mr. Lee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: November 28, 2023	By:	/s/ Andrew Guggenhime
Andrew Guggenhime President and Chief Financial Officer